LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

     The undersigned, being a person or entity subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the "Act"), due to or with respect to his, her or its ownership of securities of Ancestry.com Inc. (the "Corporation"), hereby constitutes and appoints each of Howard Hochhauser, William Stern, Christopher Brookhart and their respective designees, as the undersigned's true and lawful attorney-in-fact and agent to complete and execute any and all forms or filings as such attorneys shall in their discretion determine to be required or advisable pursuant to the Act, other state or federal laws, the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to take all actions necessary in order to file such forms with the Securities and Exchange Commission, any governmental office or agency, any securities exchange or national association, or any other person or agency as such attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make any filings with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

     This Limited Power of Attorney is executed as of the date set forth below.

                                   /s/ Jeffery Eldon Weber
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                              Signature

                                   Jeffery Eldon Weber
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                              Type or Print Name

                                   Feb. 14, 2012
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                              Date